EXHIBIT 10.1

AMENDMENT NUMBER FOUR TO THE AVIALL, INC.

AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN

This Amendment Number Four to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (this “Amendment”), dated as of June 14, 2005 is made and entered into by Aviall, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the “Plan”).

RECITALS

WHEREAS, Section XI of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan and the Board desired to obtain stockholder approval of the proposal to amend the Plan; and

WHEREAS, the Board submitted a proposal to amend the Plan to the Company’s stockholders at the 2005 Annual Meeting of Stockholders; and

WHEREAS, the Company’s stockholders approved the proposal to amend the Plan;

NOW, THEREFORE, in accordance with Section XI of the Plan, the Company hereby amends the Plan as follows:

1. Paragraph C of Section IV of the Plan is hereby amended, effective as of January 1, 2006, by deleting the first sentence of said paragraph in its entirety and substituting in lieu thereof the following:

C. Stock Grants—Each participating Director who has made an election to participate in the Plan pursuant to Paragraph B of this Section IV shall be eligible to receive annually, on January 26th of each calendar year, or if such date in any year is not a New York Stock Exchange trading day, the next New York Stock Exchange trading day (the “Grant Date”), following such election, in lieu of such Director’s annual retainer for service as a director of the Company (the “Annual Retainer”) a grant of Common Stock.

2. Except as expressly amended by this Amendment and Amendment Nos. One, Two and Three to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name: Jeffrey J. Murphy
Title: Senior Vice President, Law and Human Resources, General Counsel and Secretary